Exhibit 21.1

Subsidiaries of the Company

Kansas City Southern, a Delaware corporation, has no parent. All subsidiaries of the Company listed below are included in the consolidated financial statements unless otherwise indicated

		State or
	Percentage	other Jurisdiction
	of	of Incorporation
	Ownership	or Organization
Canama Transportation (7)	100	Cayman Islands
Caymex Transportation, Inc. (1)	100	Delaware
Gateway Eastern Railway Company (1)	100	Illinois
Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. *(6)	46.6	Mexico
Joplin Union Depot *	33	Missouri
KARA Sub, Inc.	100	Delaware
KCS Acquisition Subsidiary, Inc.	100	Delaware
KCS Investment I, Ltd. (12)	100	Delaware
KC Terminal Railway (10)	16	Missouri
Mexrail, Inc. *	100	Delaware
NAFTA Rail, S.A. de C.V. (7)	100	Mexico
North American Freight Transportation
Alliance Rail Corporation	100	Delaware
PABTEX GP, LLC (2)	100	Texas
PABTEX L.P. (11)	100	Delaware
Panama Canal Railway Company *(8)	42	Cayman Islands
Panarail Tourism Company (9)	100	Cayman Islands
Port Arthur Bulk Marine Terminal Co. (1)	80	Partnership
SIS Bulk Holding, Inc. (2)	100	Delaware
Southern Capital Corporation, LLC *(1)	50	Colorado
Southern Development Company (1)	100	Missouri
Southern Industrial Services, Inc.	100	Delaware
The Kansas City Southern Railway Company	100	Missouri
The Texas Mexican Railway Company *(4)	100	Texas
TFM, S.A. de C.V. *(5)	80	Mexico
TransFin Insurance, Ltd.	100	Vermont
Trans-Serve, Inc. (2) (3)	100	Delaware
Veals, Inc.	100	Delaware

*	Unconsolidated Affiliate, Accounted for Using the Equity Method

(1)	Subsidiary of The Kansas City Southern Railway Company

(2)	Subsidiary of Southern Industrial Services, Inc.

(3)	Conducting business as Superior Tie & Timber

(4)	Subsidiary of Mexrail, Inc.

(5)	Subsidiary of Grupo Transportacion Ferroviaria, S.A. de C.V.

(6)	Unconsolidated affiliate of NAFTA Rail, S.A. de C.V.

(7)	Subsidiary of Caymex Transportation, Inc.

(8)	Unconsolidated affiliate of Canama Transportation

(9)	Subsidiary of Panama Canal Railway Company

(10)	Unconsolidated affiliate of The Kansas City Southern Railway Company

(11)	Subsidiary of SIS Bulk Holding, Inc.

(12)	Subsidiary of KCS Acquisition Subsidiary, Inc.